EXHIBIT 10.25

Employment Agreement

This Employment Agreement (the “Agreement”) is made and entered into as of November 5, 2024, by and between Junkoo Kim (the “Executive”) WEBTOON Entertainment Inc a Delaware Corporation with its principal place of business at 5700 Wilshire Blvd Suite 220 Los Angeles California (the “Company”).

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1.
Term. This Agreement shall be effective as of January 1, 2024 (“Effective Date”) and shall continue until a termination of Executive’s employment pursuant to Section 4. The period during which the Executive is employed by the Company hereunder is referred to as the "Employment Term."
2.
Position and Duties.
1.
Position. During the Employment Term, the Executive shall serve as the Chief Executive Officer, reporting to the Board of Directors of the Company (the “Board”), and shall sit on the Board as the Chairman, subject to the Executive’s election by the shareholders of the Company. In such position, the Executive shall have such duties, authority, and responsibilities as shall be determined from time to time by the Board, which duties, authority, and responsibilities are consistent with the Executive's position.
2.
Duties. During the Employment Term, the Executive shall devote substantially all of the Executive's business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Company or the Board, as applicable.
3.
Compensation & Benefits.
1.
Base Salary: The Company shall pay the Executive an annual base salary of $480,000 in monthly installments of $40,000, less leg ally required withholdings, or in such other installments in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than monthly. Executive's base salary shall be reviewed at least annually by the Board and the Board may, but shall not be required to, increase the base salary during the Employment Term.
2.
Target Incentive Bonus: For each fiscal year of the Employment Term, the Executive shall be eligible to receive a target incentive bonus ranging from 50% to 150% of $570,000 (the “Target Incentive”), based on the Executive’s achievement of key performance indicators established by the senior executives. For any Employment Term commencing mid-year the, the available Target Incentive for the applicable fiscal year will be pro-rated based the number of days the Executive is employed by the Company in that fiscal year. Any Target Incentive will be earned and paid in accordance with the annual bonus plan applicable to senior executives generally, but shall be paid no later than March 15 following the year of performance.
3.
Benefits: The Executive shall be eligible to participate in the Company’s benefit programs pursuant to the terms of those programs, subject to satisfying the applicable eligibility requirements, except to the extent such plans are duplicative of the benefits otherwise provided hereunder. Notwithstanding the foregoing, the Company may modify or terminate any employee benefit plan at any time without violation of this Agreement.
4.
Business Expenses. The Company will reimburse the Executive for all reasonable and necessary out-of-pocket business, travel expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder in accordance with the Company’s expense reimbursement policy.
4.
Separation Package Upon Termination of Employment. Upon termination of Executive’s employment, the Executive shall be entitled to receive the following:
1.
Termination Without Cause or Resignation With Good Reason:
1.
In the event the Company terminates the Executive’s employment without Cause or the Executive resigns with Good Reason, and subject to the Executive’s compliance with Section 5 of this Agreement and the Executive’s execution of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the “Release”) within the timeframe provided in such Release and in accordance with Section 4.4 hereunder, the Executive will be eligible to receive the following: (i) 6 months of salary continuation payments based on the Executive’s annualized base salary as of the last day of the Executive’s employment payable in accordance with the Company’s regular payroll practices, but no less frequently than monthly; and (ii) subject to the Executive’s timely election of continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), a reimbursement to Executive for the monthly COBRA premium paid by the Executive for the Executive and the Executive’s dependents for a period of 6 months at the same rate applicable to the Executive as of the Executive’s termination date, provided that the Executive is eligible and remains eligible for COBRA coverage; provided, further, that the Company may modify the continuation coverage contemplated by this Section 4.1(a) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of Section 105(h) of the Internal Revenue Code of 1986, as amended; the Patient Protection and Affordable Care Act of 2010, as amended; and/or the Health Care and Education Reconciliation Act of 2010, as amended, and in each case, the regulations and guidance promulgated thereunder (to the extent applicable); and provided, further, that in the event that the Executive obtains other employment that offers group health benefits, such COBRA premium reimbursements relating to continuation of coverage by the Company under this Section 4.1(a) will immediately cease.
2.
“Cause” for the Company to terminate the Executive’s employment shall be the occurrence of any of the following events: (i) the Executive’s conviction of, indictment for or plea of nolo contendere to, any felony or any crime involving dishonesty or moral turpitude; (ii) the Executive’s intentional participation in any fraud or act of dishonesty against the Company; (iii) a willful violation by the Executive of any of the Company’s written policies or other serious misconduct that is not cured (to the extent curable) within 30 days following written notice of Cause from the Company provided that a cure is possible; (iv) the Executive’s willful and continued failure to substantially perform any of the Executive’s job duties or to follow lawful directives of the Board that is not cured (to the extent curable) within 30 days following written notice of Cause from the Company; (v) conduct by the Executive which, in the good faith and reasonable determination of the Board, demonstrates gross unfitness to serve that is not cured (to the extent curable) within 30 days following written notice of Cause from the Company provided a cure is possible; and (vi) the Executive’s willful, material breach of any agreement with the Company (or its subsidiaries or successors) that is not cured (to the extent curable) within 30 days following written notice of Cause from the Company.
3.
“Good Reason” for the Executive to resign from employment with the Company shall be the occurrence of any of the following events without the Executive’s prior written consent: (i) a material reduction in base salary or target incentive opportunity, other than a general reduction in base salary or target incentive opportunity that affects all similarly situated executives; or (ii) a material diminution in the Executive’s title, duties, or responsibilities without cause; provided, however, that no such event or condition shall constitute Good Reason unless (A) the Executive gives the Company a written notice of resignation for Good Reason not more than 90 days after the initial existence of the condition, (B) the grounds for resignation (if susceptible to correction) are not corrected by the Company within 45 days of its receipt of such notice, and (C) the effective resignation date occurs within 90 days following the Company’s receipt of such notice.
2.
Termination Without Cause or Resignation With Good Reason Within 12-Month Period Following a Change in Control.
1.
In the event that, within the 12-month period following a Change in Control, the Company terminates the Executive’s employment without Cause or the Executive resigns with Good Reason, subject to the Executive’s compliance with Section 5 of this Agreement and the Executive’s execution of a Release within the timeframe provided in such Release and in accordance with Section 4.4 hereunder, the Executive will be eligible to receive the following: (i) 12 months of salary continuation payments based on the Executive’s annualized base salary as of the last day of the Executive’s employment payable in accordance with the Company’s regular payroll practices, but no less frequently than monthly; (ii) subject to the Executive’s timely election of continuation coverage under COBRA, a reimbursement to Executive for the monthly COBRA premium paid by the Executive for the Executive and the Executive’s dependents for a period of 12 months at the same rate applicable to the Executive as of the Executive’s termination date, provided that the Executive is eligible and remains eligible for COBRA coverage; provided, further, that the Company may modify the continuation coverage contemplated by this Section 4.2(a) to the extent reasonably necessary to avoid the imposition of any excise taxes on the Company for failure to comply with the nondiscrimination requirements of Section 105(h) of the Internal Revenue Code of 1986, as amended; the Patient Protection and Affordable Care Act of 2010, as amended; and/or the Health Care and Education Reconciliation Act of 2010, as amended, and in each case, the regulations and guidance promulgated thereunder (to the extent applicable); and provided, further, that in the event that the Executive obtains other employment that offers group health benefits, such COBRA premium reimbursements relating to continuation of coverage by the Company under this Section 4.2(a) will immediately cease; (iii) a lump sum payment equal to the Target Incentive, pro-rated for the portion of the fiscal year elapsed as of the last day of the Executive’s employment; and (iv) accelerated vesting of 100% of unvested amounts of any restricted stock unit incentive equity award granted by the Company to the Executive.
2.
“Change in Control” means a change in ownership or control of the Company effected through any of the following transactions: (i) a merger, consolidation or other reorganization, unless securities representing more than 50% of the total combined voting power of the voting securities of the successor company are immediately thereafter beneficially owned, directly or indirectly, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction; (ii) a sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company; or (iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities pursuant to a transfer of the then issued and outstanding voting securities of the Company by one or more of the Company’s stockholders. Anything in the foregoing to the contrary notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the legal jurisdiction of the Company’s incorporation or to create a holding company that will be owed in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
3.
Termination With Cause: In the event the Company terminates the Executive’s employment with Cause (which, for purposes of this Section 4, shall be deemed to include a termination from employment in connection with a resignation by the Executive from employment without Good Reason, the Executive’s death and/or the Executive’s inability to perform the essential functions of the Executive’s job position due to a disability that cannot be reasonably accommodated), the Executive will not be eligible for any post-separation payment beyond the Executive’s regular wages and unused vacation earned through the Executive’s last day of employment.
4.
Post-Termination Release of Claims: As a condition of receiving any postseparation benefits described in Sections 4.1 and 4.2 of this Agreement, the Executive shall: (i) keep the terms of the separation benefits confidential and may not disclose them to anyone other than the Executive’s immediate family, the Executive’s financial/legal advisors and to the extent required by law;(ii) sign a general Waiver and Release Agreement in favor of the Company substantially similar to that attached as Exhibit A to this Agreement, and (iii) Executive continued compliance with any restrictive covenants between Executive and the Company.
5.
Confidentiality Agreement. Except as required in the performance of the Executive’s duties, the Executive will not, at any time during or after the Executive’s employment, use, disclose or disseminate any confidential information, or any other information of a secret, proprietary, confidential or generally undisclosed nature, relating to the Company, or its products, services, clients, methods or procedures. The obligations contained in this Section 5 will survive the termination of the Employment Term and employment hereunder and is fully enforceable thereafter.
6.
Return of Company Property. Upon termination of the Employment Term for any reason (or at any time prior thereto at the Company’s request), the Executive will promptly return all property belonging to the Company or its affiliates (including, but not limited to, all confidential information and any Company-provided laptops, computers, cell phones, or other equipment, documents and other property belonging to the Company).
7.
Whistleblower. Notwithstanding anything to the contrary contained herein, no provision of this Agreement or any other agreement or Company policy will be interpreted so as to impede the Executive (or any other individual) from (a) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to this Agreement, or as required by law or legal process, including with respect to possible violations of law, (b) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency, legislative body or any self-regulatory organization, including, but not limited to, the Department of Justice, the Securities and Exchange Commission, the Congress, and any agency Inspector General, (c) seeking or accepting any U.S. Securities and Exchange Commission awards or other relief in connection with protected whistleblower activity, or (d) making other disclosures under the whistleblower provisions of federal law or regulation. In addition, nothing in this Agreement or any other agreement or Company policy prohibits or restricts the Executive from initiating communications with, or responding to any inquiry from, any administrative, governmental, regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation. The Executive does not need the prior authorization of the Company to make any such reports or disclosures and the Executive will not be required to notify the Company that such reports or disclosures have been made.
8.
No Assignments. This Agreement is personal to each of the parties hereto. No party may assign or delegate any rights or obligations hereunder without first obtaining the written consent of the other party hereto. Notwithstanding the foregoing, the Company may freely assign this Agreement to any affiliate or a successor to the equity, business and/or assets of the Company.
9.
Section Headings. The section headings used in this Agreement are included solely for convenience and will not affect, or be used in connection with, the interpretation of this Agreement. In the event of any inconsistency between the terms of this Agreement and any form, award, plan or policy of the Company, the terms of this Agreement will govern and control.
10.
Counterparts. This Agreement may be executed in several counterparts, each of which is deemed to be an original but all of which together will constitute one and the same instrument. Electronic copies shall have the same force and effect as the originals.

11.
Entire Agreement. Unless otherwise set forth herein, [together with Confidentiality Agreement] sets forth the complete agreement between the Executive and the Company regarding the Executive’s employment and can only be modified by a written agreement signed by the Executive and an authorized executive of the Company.
12.
Arbitration. Any dispute, controversy, or claim arising out of or related to the Executive's employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association in accord with its Commercial Arbitration Rules and shall be conducted in Los Angeles, California. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination shall be final and binding upon the parties.
13.
Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.
14.
Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.
15.
Section 409A Compliance. All provisions of this Agreement are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the applicable Treasury regulations and administrative guidance issued thereunder (collectively, "Section 409A") or an exemption therefrom and shall be construed and administered in accordance with such intent. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of Executive’s employment shall only be made if such termination of employment constitutes a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement are exempt from, or compliant with, Section 409A and in no event shall the Company or any of its subsidiaries be liable for all or any portion of any taxes, penalties, interest or other expenses that you may incur on account of non-compliance with Section 409A
16.
Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE'S CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WEBTOON Entertainment Inc.
By /s/ Glenn Choi Name: Glenn Choi Title: Head of WEBTOON Americas HR
EXECUTIVE
Signature: /s/ Junkoo Kim Print Name: Junkoo KIM

Exhibit A

Form Waiver and Release Agreement

VIA EMAIL

PERSONAL AND CONFIDENTIAL

DATE

FIRST LAST NAME

ADDRESS

Re: ￼Waiver and Release Agreement

Dear FIRST AND LAST NAME,

This will confirm that your employment with WEBTOON ENTERTAINMENT INC. ( “Company”) will end effective DATE (“Separation Date”). The Company is offering you a severance package in connection with the separation of your employment. This letter (“Agreement”) sets forth the terms and conditions of the severance package the Company is offering you.

1.
Termination of Employment.
1.
Your employment will terminate for all purposes on the Separation Date. Regardless of whether you sign this Agreement, your final paycheck, including any accrued PTO to which you are entitled (less withholdings and deductions), is being paid to you on the Separation Date.
2.
Except as otherwise set forth below, your Company-provided group health insurance will end on DATE. If you desire continued health coverage under COBRA after DATE you will be responsible for the premiums for such coverage. Information regarding COBRA coverage will be sent to you shortly by our benefits administrator.
2.
Separation Package.
1.
Separation Pay: If you sign and return this Agreement, the Company will pay you separation pay equivalent to # weeks of your regular salary, in the lump sum amount of $00000.00 less legally required withholdings and deductions (the “Separation Pay”). The Separation Pay will be direct deposited to your bank account DAY, DATE.
3.
Other Benefits.
1.
Nothing in this Agreement shall constitute a waiver of any benefits which are already vested as of the Separation Date under any Company 401(k) or retirement plan, and you shall remain fully entitled to all such benefits in accordance with the terms of the applicable plan.
2.
Other than the amounts/benefits set forth above, you are not eligible for, and will not receive, any other compensation or benefit from the Company following the Separation Date.
4.
Return of Company Property; Trade Secrets; Non-Solicitation; Non-Disparagement.
1.
You represent that you have returned all keys and other means of access to the property of the Company, as well as all other Company property, equipment, credit cards, laptops, records and documents in your possession or under your control.

2.
You also agree to preserve in confidence and not disclose, either directly or indirectly, any confidential, proprietary, or trade secret information relating to the Company, its products, services or operations including, but not limited to, information related to Company budgets, projections, audits, expenses, marketing and sales policies, employee compensation data/policies, customer lists and customer information. You agree to abide by the terms of any and all confidentiality agreements you signed as part of your employment with the Company, which are incorporated in this Agreement by reference.
3.
You agree that you will not use the Company’s confidential and proprietary information to directly or indirectly solicit, induce or attempt to induce, or encourage others to solicit or induce, any of the Company’s current employees to cease their employment with the Company in order to work for any other employer, entity or person.
4.
You understand and agree that the representations and covenants made by you and set forth in this Paragraph 4 are essential and material to the Company, and the Company would not have entered into this Agreement except for your representations and commitments.
5.
Release of Claims.
1.
You agree to forever waive and release the Company, and each of its affiliated or related entities, holding companies, parents, subsidiaries, divisions, officers, shareholders, partners, directors, employees, agents, attorneys, customers, vendors, staffing companies, insurers, past and present predecessors, successors, and assigns, and all persons acting by, through, under or in concert with any of them (collectively, “Released Parties”), from all known and unknown claims, rights, actions, complaints, charges, liabilities, damages, obligations, promises, agreements, causes of action, suits, demands, costs, losses, debts, and expenses of any nature whatsoever which you ever had, now have, or may claim to have, including, without limitation, any claim arising out of (i) any aspect of your employment or its termination; (ii) any agreement, oral or written, express or implied, between you and any of the Released Parties, including, without limitation, any employment agreement; (iii) any common law or statutory torts; (iv) any federal, state or governmental constitution, statute, regulation or ordinance, including, without limitation, Title VII of the Civil Rights Act of 1964, the Americans With Disabilities Act, the Family and Medical Leave Act, the Age Discrimination in Employment Act, the California Labor Code, the California Family Rights Act, and the California Fair Employment and Housing Act; and (v) any claim for salary, wages, commissions, bonuses, meal/rest breaks, and/or any other compensation or benefit.
2.
Further, you waive and relinquish all rights and benefits you may have under Section 1542 of the California Civil Code, or similar provision of any other applicable state, which reads as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”

3.
The waiver and release in this Agreement does not apply to those rights which as a matter of law cannot be waived.
6.
Full Understanding and Voluntary Acceptance. You agree that you understand all the terms of this Agreement. You are executing this Agreement voluntarily with full knowledge of its significance.

7.
Confidentiality. You agree that the terms of this Agreement are confidential, and you will not disclose to any other person any information contained in this Agreement with the exception of your immediate family, accountant or attorney.

8.
Non-Admission. Nothing contained in this Agreement shall be considered an admission of any wrongdoing or liability whatsoever by either you or the Company.

9.
Severability. Should any clause, sentence or paragraph of this Agreement be declared void or unenforceable, such portion shall be considered independent and severable from the remainder of the Agreement, the validity of which shall remain unaffected.

10.
Governing Law. This Agreement is made and entered into in the State of your employment with the Company and shall in all respects be interpreted, enforced and governed under the laws of that State. To the fullest extent allowed by law, any dispute regarding your employment with the Company or its termination, any aspect of this Agreement or any act which allegedly has or would violate any provision of this Agreement, shall be settled by final and binding arbitration in the county of your employment with the Company, in accordance with the applicable rules of JAMS, and judgment upon the award rendered by the arbitrator may be entered in any court with jurisdiction to enter the award.

11.
Entire Agreement. This Agreement constitutes the entire integrated agreement between you and the Company pertaining to the Agreement’s subject matter and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, pertaining to its subject matter. Any modification to this Agreement must be in writing and signed by both you and the Company.

Sincerely,

____________________

FIRST AND LAST NAME

HR POSITION

I HAVE READ, UNDERSTAND AND VOLUNTARILY AGREE TO THE ABOVE:

________________________________ _______________________

FIRST AND LAST NAME Date